                                                                       EX-99.h.2

                  FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

     AGREEMENT  made  as of the  _____  day of  February,  2008  by and  between
RevenueShares  ETF Trust  (the  "Trust"),  and The Bank of New York,  a New York
banking organization ("BNY").

                              W I T N E S S E T H :

     WHEREAS, the Trust is an investment company registered under the Investment
Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS,  the  Trust  desires  to  retain  BNY to  provide  for the  series identified on Exhibit A hereto (each, a "Fund") the services  described  herein, and BNY is willing to provide such services, all as more fully set forth below;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and agreements contained herein, the parties hereby agree as follows:

1.   Appointment.

     The Trust hereby  appoints BNY as its agent for the term of this  Agreement to perform the services  described  herein.  BNY hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

2.   Representations and Warranties.

     The Trust hereby represents and warrants to BNY, which  representations and warranties shall be deemed to be continuing, that:

          (a)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization,  with full power to carry on its business as  now  conducted,  to  enter  into  this  Agreement  and to  perform  its obligations hereunder;

          (b) This Agreement has been duly authorized, executed and delivered by the Trust in accordance  with all requisite  action and constitutes a valid and legally binding obligation of the Trust, enforceable in accordance with its terms;

          (c) It is conducting  its business in compliance  with all  applicable laws  and  regulations,  both  state  and  federal,  and has  obtained  all regulatory  licenses,  approvals  and  consents  necessary  to carry on its business as now conducted; there is no statute,  regulation, rule, order or judgment  binding  on it  and no  provision  of its  Declaration  of  Trust
     ("Declaration")  or  bylaws  ("Bylaws"),  nor of any  mortgage,  indenture, credit  agreement or other contract binding on it or affecting its property that would prohibit its execution or performance of this Agreement.

3.   Representations and Warranties of BNY.

     BNY hereby represents and warrants to the Trust, which  representations and warranties shall be deemed to be continuing, that:

          (a)  It  is  duly  organized  and  existing  under  the  laws  of  the jurisdiction of its organization,  with full power to carry on its business as  now  conducted,  to  enter  into  this  Agreement  and to  perform  its obligations hereunder;

          (b) This Agreement has been duly authorized, executed and delivered by
     BNY in  accordance  with all requisite  action and  constitutes a valid and legally  binding  obligation of BNY,  enforceable  in  accordance  with its terms,  except  as the  same  may be  limited  by  bankruptcy,  insolvency, creditors' rights or equitable principles; and

          (c) It is conducting  its business in compliance  with all  applicable laws  and  regulations,  both  state  and  federal,  and has  obtained  all regulatory  licenses,  approvals  and  consents  necessary  to carry on its business as now conducted; there is no statute,  regulation, rule, order or judgment  binding  on it  and no  provision  of its  Declaration  of  Trust
     ("Declaration")  or  bylaws  ("Bylaws"),  nor of any  mortgage,  indenture, credit  agreement or other contract binding on it or affecting its property that would prohibit its execution or performance of this Agreement.

4.   Delivery of Documents.

          (a) The Trust will promptly  deliver to BNY true and correct copies of each of the  following  documents as currently in effect and will  promptly deliver to it all future amendments and supplements thereto, if any:

               (1) The Declaration;

               (2) The Bylaws;

               (3)  Resolutions  of the Trust's  board of trustees (the "Board")
          authorizing the execution,  delivery and performance of this Agreement by the Trust;

               (4) The Trust's  registration  statement most recently filed with the  SEC  relating  to the  shares  of the  Trust  (the  "Registration
          Statement");

               (5) The Trust's  Notification of Registration  under the 1940 Act on Form N-8A filed with the SEC;

               (6)  The  Trust's   Prospectus   and   Statement  of   Additional
          Information pertaining to each Fund (collectively,  the "Prospectus");
          and

               (7) A copy  of any and all SEC  exemptive  orders  issued  to the
          Trust.

          (b) Each copy of the Trust's  Certificate  of Trust shall be certified by the Secretary of State (or other  appropriate  official) of the State of
     Delaware. Each copy of the Declaration,  Bylaws, Registration Statement and
     Prospectus,  and all amendments  thereto,  and copies of Board resolutions, shall be certified by the Secretary or an Assistant Secretary of the Trust.

          (c) It shall be the sole responsibility of the Trust to deliver to BNY its  currently  effective  Prospectus  and BNY  shall not be deemed to have notice  of  any  information  contained  in  such  Prospectus  that  is not
     contained  in  a  Prospectus   previously   delivered  to  BNY  until  such
     information is actually received by BNY.

5.   Duties and Obligations of BNY.

          (a) Subject to the  direction and control of the Trust's Board and the provisions  of this  Agreement,  BNY  shall  provide  to the  Trust (i) the administrative  services  set forth on Schedule I attached  hereto and (ii)
     the  valuation  and  computation  services  listed on  Schedule II attached hereto.

          (b) In performing hereunder, BNY shall provide, at its expense, office space, facilities, equipment and personnel.

          (c) BNY  may,  pursuant  to a  separate  agreement,  provide  services relating to the  sub-advisory  functions of the Trust or maintenance of the
     Trust's  shareholder  records,  but  shall  have no duty or  obligation  to provide such services under this  Agreement.  BNY shall in no event provide services  relating to distribution of shares of the Trust or other services normally  performed  by  the  Trust's  respective  counsel  or  independent auditors.

          (d)  Upon  receipt  of the  Trust's  prior  written  consent,  BNY may delegate  any of its duties and  obligations  hereunder  to any  delegee or agent  whenever and on such terms and  conditions as it deems  necessary or appropriate;  provided,  however, that no such delegation of its duties and obligations  hereunder shall discharge BNY from its obligations  hereunder.
     Notwithstanding  the foregoing,  no Trust consent shall be required for any such  delegation  to any other  subsidiary  or affiliate of the Bank of New
     York Company,  Inc.,  and BNY hereunder  shall be as liable for the acts or omissions of any such  subsidiary  or affiliate as if such acts or omission were its own.

          (e)  The  Trust  shall   cause  its   officers,   advisors,   sponsor,
     distributor,   legal  counsel  (subject  to  any  applicable   privileges),
     independent  accountants,  current  administrator (if any), transfer agent, and any other  service  provider to cooperate  with BNY and to provide BNY, upon request,  with such information,  documents and advice relating to the
     Trust as is within the possession or knowledge of such persons,  and which, in the  reasonable  opinion of BNY, is  necessary  in order to enable it to perform its duties hereunder. In connection with its duties hereunder,  BNY shall be entitled to  reasonably  rely,  and shall be held  harmless by the
     Trust when acting in  reasonable  reliance,  upon the  foregoing,  upon any
     Proper  Instructions,  as that term is defined herein in Section 6, or open advice or any documents relating to the Trust provided to BNY by any of the
     individuals   listed  on  Exhibit  B  attached  hereto  or  any  individual reasonably  believed by BNY to be an Authorized Person (each an "Authorized
     Person").  All fees or costs  charged by such persons shall be borne by the
     Trust.

          (f)  Nothing  in this  Agreement  shall  limit or  restrict  BNY,  any affiliate of BNY or any officer or employee thereof from acting for or with any third parties,  and providing  services similar or identical to some or all of the services provided hereunder.

          (g) Subject to the provisions of this Agreement, BNY shall compute the net asset value per share of the Fund and shall value the  securities  held by the Fund at such  times  and dates and in the  manner  specified  in the then-effective  Prospectus of the Trust and in accordance  with the Trust's valuation procedures actually provided to BNY, except that, notwithstanding any  language  in the  Prospectus,  in no event  shall BNY be  required  to determine,  or have any obligations with respect to, whether a market price represents  any fair or true value,  nor to adjust any price to reflect any events or announcements,  including, without limitation, those with respect to the issuer  thereof,  it being agreed that all such  determinations  and considerations  shall be solely the  responsibility of the Trust. BNY shall provide  a report  of such net  asset  value to the  Trust  and  Authorized
     Participants  at the respective  times set forth in Schedule II, as amended from time to time. To the extent  valuation of securities or computation of a net asset value as specified in the Trust's then-effective Prospectus and valuation  procedures actually provided to BNY are at any time inconsistent with any applicable  laws or  regulations,  the Trust or BNY, as applicable shall  immediately  so notify the other party in writing and thereafter BNY shall value securities and/or compute net asset value or other computations consistent with the Trust's  Prospectus and valuation  procedures  actually provided to BNY, as they may be amended,  which amendments shall constitute a representation by the Trust (which  representation  shall be deemed to be continuing)  that  the same is  consistent  with  all  applicable  laws and regulations and with its amended  Prospectus or valuation  procedures.  The
     Trust may also from time to time  instruct  BNY in writing  to compute  the value of the  securities  or net  asset  value in a  manner  other  than as specified in this paragraph. By giving such instruction, the Trust shall be deemed to have  represented  that such  instruction is consistent  with all applicable  laws and  regulations  and the  then-effective  Prospectus  and valuation  procedures of the Trust. The Trust shall have sole authority and responsibility  for  determining  the method of valuation of securities and the method of computing net asset value.

          (h) The Trust shall furnish BNY with Proper Instructions, as that term is  defined  herein in  Section  6,  containing  any and all  instructions,
     explanations,   information,   specifications   and  documentation   deemed
     reasonably  necessary by BNY in the  performance  of its duties  hereunder, including, without limitation,  valuation procedures describing the amounts or written  formula  for  calculating  the  amounts and times of accrual of
     Trust  liabilities  and  expenses.  BNY shall not be required to include as
     Trust liabilities and expenses,  nor as a reduction of net asset value, any accrual for any federal,  state,  or foreign  income taxes unless the Trust shall have  specified to BNY the precise  amount of the same to be included in  liabilities  and  expenses  or used to reduce net asset  value.  At the
     Trust's  request,  BNY will use  good  faith  efforts  to  arrange  for the provisions of valuation information or price(s) from party(ies) independent of the Trust,  and  identified by the Trust or its authorized  agents,  for each  security  or other  investment/asset  in the Trust  for which  market prices are not readily  available.  The Trust  shall also  furnish BNY with bid,  offer,  or market values of securities if BNY notifies the Trust that same are not  available to BNY from a security  pricing or similar  service utilized,  or subscribed to, by BNY that BNY in its judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time to time, the Trust also may furnish BNY with bid, offer, or market values of securities and instruct BNY to use such  information in its calculations  hereunder.  BNY shall at no time be required or obligated to  commence or  maintain  any  utilization  of, or  subscriptions  to, any particular securities pricing or similar service.

          (i) BNY may  apply to an  officer  of the  Trust  for  written  Proper
     Instructions,  as that term is defined herein in Section 6, with respect to any matter arising in connection with BNY's  performance  hereunder for the
     Trust,  and BNY shall not be liable for any  action  taken or omitted to be taken by it in good faith in accordance with such Proper Instructions. Such application  may,  at the option of BNY,  set forth in  writing  any action proposed  to be taken or  omitted  to be taken by BNY with  respect  to its duties or  obligations  under this  Agreement  and the date on and/or after which such action shall be taken.

          (j) BNY may consult with  counsel to the Trust at the Trust's  expense with respect to any matter  arising in  connection  with the services to be performed by BNY under this Agreement and BNY shall be fully protected with respect to anything  done or omitted by it in good faith and in  accordance with the advice or opinion of Trust counsel.

          (k) Notwithstanding any other provision contained in this Agreement or
     Schedule I or II attached  hereto,  BNY shall have no duty or obligation to with respect to, including,  without limitation,  any duty or obligation to determine,  or advise or notify the Trust of: (i) the taxable nature of any distribution  or amount  received or deemed received by, or payable to, the
     Trust;  (ii) the taxable nature or effect on the Trust or its  shareholders of any corporate  actions,  class  actions,  tax  reclaims,  tax refunds or similar  events;  (iii)  the  taxable  nature  or  taxable  amount  of  any distribution or dividend paid,  payable or deemed paid, by the Trust to its shareholders;  or (iv) the  effect  under any  federal,  state,  or foreign income  tax laws of the Trust  making or not  making  any  distribution  or dividend payment, or any election with respect thereto.

          (l) BNY shall  have no duties or  responsibilities  whatsoever  except such  duties and  responsibilities  as are  specifically  set forth in this
     Agreement  and  Schedules  I and II  attached  hereto,  and no  covenant or obligation, except for those set forth herein, shall be implied against BNY in connection with this Agreement.

          (m) BNY  shall  have no duty or  obligation  to review  the  accuracy, validity or propriety of Proper  Instructions,  explanations,  information, specifications or documentation  furnished by Authorized Persons including,
     without   limitation:   (i)  evaluations  of  securities;   (ii)  valuation
     procedures  describing the amounts or formula for  calculating  the amounts and times of accrual of Fund  liabilities  and expenses;  (iii) the amounts receivable  and the amounts  payable on the sale or purchase of securities;
     and (iv) amounts  receivable or amounts  payable for the sale or redemption of Fund shares  effected  by or on behalf of the Trust.  In the event BNY's computations  hereunder  rely,  in  whole  or in  part,  upon  information, including, without limitation, bid, offer or market values of securities or other assets, or accruals of interest or earnings  thereon,  from a pricing or similar  service  utilized,  or  subscribed  to, by BNY that BNY, in its reasonable  judgment,  deems  reliable,  BNY shall not be responsible  for, under any duty to  inquire  into,  or deemed  to make any  assurances  with respect  to, the  accuracy or  completeness  of such  information.  Without limiting  the  generality  of the  foregoing,  BNY shall not be required to inquire into any  valuation of  securities  or other assets by the Trust or any third  party  described  in this  sub-section  (m) even  though BNY, in performing  services  similar to the  services  provided  pursuant  to this
     Agreement  for others,  may  receive  different  valuations  of the same or different securities of the same issuers.

          (n) BNY, in performing the services  required of it under the terms of this  Agreement,  shall not be  responsible  for  determining  whether  any interest  accruable  to the  Trust is or will be  actually  paid,  but will accrue such interest until otherwise instructed by the Trust.

          (o) BNY shall not be  responsible  for delays or errors  that occur by reason of circumstances beyond its control in the performance of its duties under this Agreement,  including,  without  limitation,  labor difficulties within or without BNY, mechanical breakdowns, flood or catastrophe, acts of
     God, failures of  transportation,  interruptions,  loss, or malfunctions of utilities,  or communications or computer (hardware or software)  services.
     BNY  shall  not be  responsible  for  delays  or  failures  to  supply  the information or services  specified in this  Agreement  where such delays or failures  are  caused by the  failure  of any  person(s)  other than BNY to supply  any  instructions,  explanations,  information,  specifications  or documentation  deemed  necessary  by BNY in the  performance  of its duties under this Agreement. Upon the occurrence of any such delay or failure, BNY shall use commercially  reasonable efforts to resume performance as soon as practicable  under the  circumstances.  BNY further  represents that it has developed and implemented  commercially  reasonable business continuity and disaster recovery policies, procedures and facilities.

6.   Proper Instructions.

     Proper  Instructions  shall mean: (i)  instructions  given by an Authorized
Person(s),  such instructions to be given in such form and manner as BNY and the
Trust shall agree upon in writing from time to time;  (ii)  instructions  (which may be continuing instructions) signed or initialed by an Authorized Person; and
(iii) instructions  transmitted by any  electro-mechanical  or electronic device agreed to by the Trust and BNY and requiring  the use of user and  authorization
codes,   passwords  and/or   authentication  keys.  Oral  instructions  will  be
considered  Proper  Instructions  if BNY  reasonably  believes them to have been given by an Authorized Person. BNY shall act upon and comply with any subsequent
Proper  Instruction  which modifies a prior  instruction The Trust shall protect
with  extreme  care  the  user  and   authorization   codes,   passwords  and/or
authentication   keys  used  for   electronic   or   electro-mechanical   Proper
Instructions,  and agrees Proper Instructions  communicated through such secured media may be conclusively presumed by BNY to be given by Authorized Persons. BNY shall not be held to have notice of any change of  authority  of any  Authorized
Person until receipt of appropriate  written notice thereof has been received by
BNY from the Trust.

7.   Allocation of Expenses.

     Except as otherwise  provided  herein,  all costs and  expenses  arising or incurred in connection  with the  performance of this Agreement shall be paid by the Trust, including,  without limitation,  post-trade compliance testing on the
Charles  River  System  as a  check  for  Fund  adherence  to  their  investment restrictions  and tests, for compliance with  requirements  under applicable tax laws and regulations for the Funds to qualify as regulated investment company.

8.   Standard of Care; Indemnification.

          (a) Except as otherwise  provided herein,  BNY shall not be liable for any costs, expenses,  damages,  liabilities or claims (including attorneys'
     and accountants'  fees) incurred by a Fund,  except those costs,  expenses, damages,  liabilities or claims  arising out of BNY's own bad faith,  gross
     negligence,   willful  misconduct  or  reckless  disregard  of  its  duties hereunder.  In no event  shall BNY be liable to any Fund or any third party for special,  indirect or consequential damages, or lost profits or loss of business,  arising  under or in  connection  with this  Agreement,  even if previously  informed of the  possibility  of such damages and regardless of the form of  action.  BNY  shall  not be  liable  for any  loss,  damage or expense,  including  counsel fees and other costs and expenses of a defense against  any claim or  liability,  resulting  from,  arising  out of, or in connection  with  its  performance  hereunder,  including  its  actions  or omissions,  the incompleteness or inaccuracy of any specifications or other information  furnished by the Fund, or for delays  caused by  circumstances beyond BNY's  control,  unless such loss,  damage or expense  arises out of
     BNY's bad faith, gross negligence, willful misconduct or reckless disregard of its duties hereunder.

          (b) Each Fund,  severally  and not jointly,  shall  indemnify and hold harmless  BNY  from  and  against  any and all  costs,  expenses,  damages,
     liabilities  and  claims   (including  claims  asserted  by  a  Fund),  and
     reasonable  attorneys' and accountants'  fees relating  thereto,  which are sustained  or incurred or which may be asserted  against BNY, (x) by reason of or as a result of any action taken or omitted to be taken by BNY in good faith  hereunder;  (y) in reliance  upon (i) any law,  act,  regulation  or interpretation  of the same even though the same may  thereafter  have been altered,  changed,  amended  or  repealed;  (ii) the  Trust's  Registration
     Statement or  Prospectus;  (iii) any Proper  Instructions  of an Authorized
     Person;  (iv) any  opinion of legal  counsel  for the Trust or BNY;  or (z)
     arising out of  transactions  or other  activities  of a Fund that occurred prior to the commencement of this Agreement;  provided,  that no Fund shall indemnify BNY for costs, expenses, damages, liabilities or claims for which
     BNY is liable under  preceding  8(a).  This indemnity shall be a continuing obligation of each Fund, its successors  and assigns,  notwithstanding  the termination  of this  Agreement.  Without  limiting the  generality  of the foregoing,  each Fund,  severally  and not  jointly,  shall  indemnify  BNY against and save BNY harmless from any loss,  damage or expense,  including counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following without bad faith, gross negligence,  willful misconduct or reckless disregard of BNY's duties hereunder:

               (1) Errors in records or instructions, explanations, information, specifications  or  documentation  of any  kind,  as the  case may be, supplied to BNY by any party described in (iii) or (iv) above or by or on behalf of the Fund;

               (2)  Action  or  inaction  taken  or  omitted  to be taken by BNY pursuant to written or oral Proper Instructions by or on behalf of the
          Fund;

               (3) Any action  taken or omitted to be taken by BNY in good faith in  accordance  with the advice or opinion of counsel for the Trust by or on behalf of the Fund or its own counsel;

               (4)  Any  improper  use  by  the  Fund  of  any   valuations   or
          computations supplied by BNY pursuant to this Agreement;

               (5) The method of  valuation of the Fund's  portfolio  securities and the method of computing the Fund's net asset value;  provided that such  valuation or computation  conforms to the Fund's  then-effective
          Prospectus and valuation procedures actually provide to BNY; or

               (6) Any  valuations  of the Fund's  portfolio  securities  or net asset value provided to BNY by the Fund.

          (c) Actions  taken or omitted in  reliance  on oral or written  Proper
     Instructions, or upon any information, order, indenture, stock certificate, power of attorney,  assignment,  affidavit or other  instrument  reasonably believed  by BNY to be  genuine  or bearing  the  signature  of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the  opinion  of legal  counsel  for the Trust or its own  counsel, shall be conclusively presumed to have been taken or omitted in good faith.

          (d) BNY shall not be liable for any loss,  damage or expense resulting from or arising  out of the  failure of the Trust to cause any  information or,  documents  to be provided to BNY as provided in Section  5(e)  herein, except  where  such  failure  is  attributable  to BNY's bad  faith,  gross
     negligence,   willful  misconduct  or  reckless  disregard  of  its  duties hereunder.

          (e) The terms of this Section 8 shall survive the  termination of this
     Agreement.

9.   Compensation.

     For the  services  provided  hereunder,  the  Trust  agrees to pay BNY such compensation  as is  mutually  agreed  from time to time and such  out-of-pocket expenses (e.g.,  telecommunication charges, postage and delivery charges, record retention costs,  reproduction  charges and transportation and lodging costs) as are incurred by BNY in performing  its duties  hereunder.  Except as hereinafter set forth,  compensation shall be calculated and accrued daily and paid monthly.
BNY shall deliver to the Trust invoices for services rendered hereunder, and the
Trust shall have a  reasonable  time period to review and approve the payment of such invoices.  Upon  termination of this Agreement before the end of any month, the  compensation  for such part of a month shall be prorated  according  to the proportion  which  such  period  bears to the full  monthly  period and shall be payable  upon the  effective  date of  termination  of this  Agreement.  For the purpose of determining  compensation payable to BNY, the Trust's net asset value shall be  computed  at the  times and in the  manner  specified  in the  Trust's
Prospectus.

10.  Term of Agreement.

          (a) This  Agreement  shall  continue  until  terminated  by either BNY giving to the  Trust,  or the  Trust  giving  to BNY,  a notice in  writing specifying the date of such termination,  which date shall be not less than
     90 days  after the date of the  giving  of such  notice.  Upon  termination hereof,  the Trust shall pay to BNY such  compensation  as may be due as of the date of such termination, and shall reimburse BNY for any disbursements and expenses made or incurred by BNY and payable or reimbursable hereunder.

          (b)  Notwithstanding  the foregoing,  BNY may terminate this Agreement upon 30 days prior written notice to the Trust if the Trust shall terminate its custody agreement with The Bank of New York. Either party may terminate this  Agreement on 30 days prior  written  notice to the other party if the other  party  fails to  perform  its  obligations  hereunder  in a material respect after notice of such failure and a reasonable time to correct.

11.  Authorized Persons.

     Attached hereto as Exhibit B is a list of Authorized Persons,  who are duly authorized  by the Board of the Trust to  execute  this  Agreement  and give any written or oral Proper Instructions, or written or oral specifications, by or on behalf of the Trust.  From time to time the Trust may deliver a new Exhibit B to add or delete any  Authorized  Person and BNY shall be  entitled  to rely on the last Exhibit B actually received by BNY.

12.  Records.

     In  compliance  with  requirements  of Rule 31a-3  under the 1940 Act,  BNY agrees that all records  listed on Schedule II that it  maintains  for the Trust shall at all times remain the property of the Trust, shall be readily accessible by the Trust during normal  business  hours in a facility owned or maintained by
BNY, , and shall be promptly  surrendered in the form and medium then maintained upon the  termination  of the  Agreement or otherwise  on written  request.  BNY further  agrees that all records listed on Schedule II that it maintains for the
Trust  pursuant  to Rule  31a-1  under  the 1940 Act will be  preserved  for the periods  prescribed by Rule 31a-2 under the 1940 Act (generally,  six (6) years)
unless any such records are earlier  surrendered as provided above,  and will be surrendered in the form and medium then maintained.

13.  Confidentiality.

     BNY has established and maintains policies and measures reasonably designed to  protect  the  confidentiality  of  customer  information,  and will  subject information hereunder to such policies and measures.

14.  Amendment.

          (a) This Agreement may not be amended or modified in any manner except by a written  agreement  executed by BNY and the Trust to be bound thereby, and authorized or approved by the Trust's Board.

          (b) Notwithstanding any other provisions  contained in this Agreement, the Trust may,  without  BNY's  consent,  amend  Exhibit A to add or delete
     Funds and Exhibit B to change Authorized Persons, and provided further that the Trust  provide  at least  thirty  (30) days  notice to BNY of each such amendment to Exhibit A.

15.  Assignment.

     This  Agreement  shall  extend to and  shall be  binding  upon the  parties hereto, and their respective  successors and assigns;  provided,  however,  that this Agreement  shall not be assignable by the Trust without the written consent of BNY, or by BNY without the written  consent of the Trust  accompanied  by the authorization  or approval of the Trust's  Board.  Any  purported  assignment in violation of this provision shall be void.

16.  Governing Law; Consent to Jurisdiction.

     This Agreement  shall be construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.  BNY and the
Trust hereby consent to the jurisdiction of a state or federal court situated in
New York City, New York in connection  with any dispute arising  hereunder,  and waive to the fullest extent  permitted by law their right to a trial by jury. To the extent that in any  jurisdiction  BNY and the Trust may now or  hereafter be entitled  to  claim,  for  themselves  or  their  assets,  immunity  from  suit, execution, attachment (before or after judgment) or other legal process, BNY and the Trust irrevocably agree not to claim, and hereby waive, such immunity.

17.  Severability.

     In case any  provision  in or  obligation  under  this  Agreement  shall be invalid,  illegal or unenforceable in any jurisdiction,  the validity,  legality and  enforceability of the remaining  provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances,  it shall  nevertheless  remain applicable to all other persons and circumstances.

18.  No Waiver.

     Each and every  right  granted to BNY or the Trust  hereunder  or under any other document delivered hereunder or in connection  herewith,  or allowed it by law or equity,  shall be cumulative  and may be exercised  from time to time. No failure on the part of BNY or the Trust to exercise, and no delay in exercising, any right  will  operate  as a waiver  thereof,  nor will any  single or partial exercise by BNY or the Trust of any right preclude any other or future  exercise thereof or the exercise of any other right.

19.  Notices.

     All notices,  requests,  consents and other communications pursuant to this
Agreement in writing shall be sent as follows:

         if to the Trust, at

         RevenueShares ETF Trust
         One Commerce Square
         2005 Market Street
         Suite 2020
         Philadelphia, PA  19103
         Attention:  Vincent T. Lowry, President

         With a copy (which shall not constitute notice) to

         Stradley Ronon Stevens & Young, LLP
         2600 One Commerce Square
         Philadelphia, PA  19103-7098
         Attention:  Michael D. Mabry

         if to BNY, at

         The Bank of New York
         One Wall Street
         New York, New York 10286
         Attention:
         Title:

or at such  other  place  as may from  time to time be  designated  in  writing.
Notices hereunder shall be effective upon receipt.

20.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall  be  deemed  to be an  original;  but  such  counterparts  together  shall constitute only one instrument.

21.  Several Obligations.

     Notwithstanding anything in this Agreement to the contrary, the obligations of the Funds of the Trust hereunder are several and not joint, and no Fund shall be liable for any amount owing by another  Fund and the Funds have  executed one instrument for convenience only.

22.  Limitation of Liability.

     It is expressly  acknowledged  and agreed that the obligations of the Trust hereunder shall not be binding upon any of the shareholders, Trustees, officers, employees  or agents of the  Trust,  personally,  but shall  bind only the trust property  of the Trust,  as  provided  in its  Declaration.  The  execution  and delivery of this Agreement have been authorized by the Trustees of the Trust and
signed  by  an  officer  of  the  Trust,   acting  as  such,  and  neither  such
authorization  by such Trustees nor such  execution and delivery by such officer shall be deemed to have been made by any of them  individually  or to impose any liability on any of them  personally,  but shall bind only the trust property of the Trust as provided in the Declaration.

     IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized  officers and their seals to be hereunto affixed, all as of the day and year first above written.

                            REVENUESHARES ETF TRUST

                            By: /s/ Vincent T. Lowry
                                Name:  Vincent T. Lowry
                                Title: President

                            THE BANK OF NEW YORK

                            By: /s/ Andrew Pfeifer
                                Name:   Andrew Pfeifer
                                Title:  Vice President

                                    EXHIBIT A

Name of Series

RevenueShares Large Cap Fund

RevenueShares Mid Cap Fund

RevenueShares Small Cap Fund

                                    EXHIBIT B

     I,  Vincent T.  Lowry,  of  RevenueShares  ETF  Trust,  a  statutory  trust organized and existing under the laws of the State of Delaware (the "Trust"), do hereby certify that:

     The following  individuals serve in the following positions with the Trust, and each has been duly elected or appointed to each such  position and qualified therefor in conformity  with the Trust's  Declaration of Trust and By-Laws,  and the  signatures set forth  opposite  their  respective  names are their true and correct  signatures.  Each such person is an "Authorized  Person," as defined in the Agreement, and is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Trust to BNY.

  Name                           Position              Signature.

  Vincent T. Lowry               President             /s/ Vincent T. Lowry

  Christopher C. Lanza           Treasurer             /s/ Christopher C. Lanza

                                   SCHEDULE I
                             ADMINISTRATIVE SERVICES

1.   Prepare  minutes of Board of Director  meetings and assist the Secretary of the Trust in preparation for Board meetings. Such minutes,  meeting agendas and other  material  prepared  in  preparation  for each Board  meeting are subject to the review and approval of Trust counsel.

2.   [RESERVED]

3.   Participate in the periodic updating of the Trust's Registration  Statement and Prospectus and, subject to approval by the Trust's  Treasurer and legal counsel, coordinate the preparation,  filing, printing and dissemination of periodic  reports  and  other  information  to  the  SEC  and  the  Trust's shareholders,  including  annual and semi-annual  reports to  shareholders,
     Form N-SAR,  Form N-CSR,  Form N-Q, Form N-PX and notices  pursuant to Rule
     24(f)-2.

4.   Prepare workpapers  supporting the preparation of federal,  state and local income tax  returns  for the Trust for review and  approval  by the Trust's independent  auditors;  perform ongoing wash sales review (i.e.,  purchases and sales of Fund  investments  within 30 days of each other);  and prepare
     Form  1099s  for the Trust and file such  forms  upon the  approval  of the
     Treasurer of the Trust.

5.   Prepare and, subject to approval of the Treasurer of the Trust, disseminate to the Board  quarterly  unaudited  financial  statements  and schedules of investments and make presentations to the Board, as appropriate.

6.   Subject to approval of the Board,  assist the Trust in  obtaining  fidelity bond and E&O/D&O insurance coverage.

7.   Prepare  statistical  reports  for  outside  information   services  (e.g.,
     IBC/Donoghue, ICI, Lipper Analytical and Morningstar).

8.   Attend shareholder and Board meetings as requested from time to time.

9.   Subject to review and  approval by the  Treasurer  of the Trust,  establish appropriate  expense  accruals,  maintain  expense files and coordinate the payment of invoices for the Trust.

                                   SCHEDULE II
                       VALUATION AND COMPUTATION SERVICES

     I. BNY shall maintain the following  records on a daily basis for each Fund of the Trust:

     1.   Report of priced portfolio securities

     2.   Statement of net asset value per share

          Such  reports and  statements  shall be provided to the Fund at 5 p.m.
          New York time and to Authorized  Participants at 5 p.m. New York time, in each  case by such  means as BNY and the Fund may  agree  upon from time to time.

     II. BNY shall  maintain the  following  records on a monthly basis for each
Fund:

     1.   General Ledger

     2.   General Journal

     3.   Cash Receipts Journal

     4.   Cash Disbursements Journal

     5.   Subscriptions Journal

     6.   Redemptions Journal

     7.   Accounts Receivable Reports

     8.   Accounts Payable Reports

     9.   Open Subscriptions/Redemption Reports

     10.  Transaction (Securities) Journal

     11.  Broker Net Trades Reports

     III.  BNY shall  prepare a  Holdings  Ledger on a  quarterly  basis,  and a
Buy-Sell Ledger (Broker's Ledger) on a semiannual basis for each Fund.  Schedule
D shall be produced on an annual basis for each Fund.

     The above reports may be printed according to any other required  frequency to meet the requirements of the Internal Revenue  Service,  the U.S.  Securities
and Exchange Commission and the Trust's Auditors.

     IV. For internal control  purposes,  BNY uses the Account Journals produced by The Bank of New York  Custody  System  to  record  daily  settlements  of the following for each Fund:

     1.   Securities bought

     2.   Securities sold

     3.   Interest received

     4.   Dividends received

     5.   Capital stock sold

     6.   Capital stock redeemed

     7.   Other income and expenses

     All  portfolio  purchases  for the Trust are  recorded to reflect  expected maturity value and total cost including any prepaid interest.